                                                                    Exhibit 10.5


                                 AMENDMENT NO. 4


This Amendment No. 4 ("Amendment 4") to the Service Provider Agreement dated the 15th day of March, 2000, and its Amendments No. 1 and 3 thereto, dated June 1, 2000 and March 1, 2001 respectively, (collectively the "Agreement") by and between Cisco Systems, Inc. ("Cisco"), a California corporation having its principal place of business at 170 West Tasman Drive, San Jose, California 95134, and Cogent Communications, Inc. ("Service Provider"), a Delaware corporation having its principal place of business at 1015 31st Street NW Washington, DC 20007, is entered as of the last date written below (the "Effective Date").

WHEREAS Cisco and Service Provider entered into the Agreement and Amendment No. 1 thereto for the supply of certain products; and

WHEREAS Cisco proposed to Service Provider Amendment #2 as of January 19, 2001, but which Amendment #2 did not become effective; and

WHEREAS Cisco and Service Provider entered into Amendment 3 regarding an alternative arrangement related to the supply of such certain products; and

WHEREAS, the parties wish to amend the Agreement and the Amendments thereto by executing this Amendment 4;

NOW THEREFORE, the parties agree as follows:

1. AGREEMENT. As of the Effective Date of this Amendment No. 4, the Agreement shall be modified as set forth below.

        1.1. Section 2.4.1 of the Agreement is deleted in its entirety and replaced with the following:

               "For the period beginning on the Effective Date of Amendment 4 and continuing for eighteen (18) months, Service Provider commits to purchase 100% of its networking equipment from Cisco as its preferred supplier. Notwithstanding such preferred supplier arrangement, Service Provider may purchase from suppliers other than Cisco any product (whether hardware or software) having a material functionality or feature which is not available from Cisco, unless Cisco can provide such functionality or feature at a comparable price through another reasonable solution.

        1.2. In the second sentence of Section 2.4.2, delete the phrase which states, "Year 1 following the Effective Date [*]; Year 2 following the Effective Date [*]; Year 3 following the
               Effective Date [*]; Year 4 following the Effective Date
               [*]; and Year 5 following the Effective Date
               [*]."' and replace it with the following:

               "For the initial period beginning from the Effective Date of the Agreement through December 31, 2001 - $152,600,000.00; for the one year period beginning January 1, 2002 through December 31, 2002 - $29,500,000.00; for the one year period beginning
               January 1, 2003 through December 31, 2003 - $42,400,000.00;
               and for the one year period beginning January 1, 2004 through December 31, 2004 - $45,500,000.00.

        1.3. In the first sentence in Section 14.1 of Section 14 entitled, "Term", shall be deleted in its entirety and replaced with the following:

               "This Agreement shall commence on the Effective Date and continue thereafter until December 31, 2004."


CISCO CONFIDENTIAL                      1


[*] Indicates confidential treatment requested.


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        1.4.   At the end of Exhibit B, entitled "Discount Schedule", insert the following:

               "Service Provider understands that Cisco shall continue to extend the discount of [*] percent of Cisco's then current Global List Price for Cisco's 15454 product; provided, however, Service Provider shall receive a discount of [*] percent off Cisco's then-current Global List Price for all other metro optical products."


2. Amendment 3. As of the Effective Date of this Amendment No. 4, Amendment 3 shall be modified as set forth below:

        2.1. Delete in its entirety the third sentence of Paragraph 1 of Amendment 3 which begins with the words, "The price" and ends with the words, "November 1, 2000" and replace it with the following:

               "The price for Channels 2-8 is [*] per channel."

        2.2. Delete in its entirety Paragraph 2.b. of Amendment 3 which begins with the words, "Service Provider" and ends with the words, "October 15, 2001".

        2.3. Delete in its entirety Paragraph 2.c. of Amendment 3 which begins with the words, "Service Provider" and ends with the words, "shipping location", and replace it with the following:

               "Service Provider agrees to pay the net purchase price of [*] for Channels 4-8 within thirty (30) days of the Effective Date of this Amendment No. 4."

        2.4. Delete in its entirety Section 3 of Amendment 3 which begins with the words, "Pricing for Channels" and ends with the words, "of the Agreement".

3.      ADDITIONAL TERMS.

        3.1. Cisco agrees to extend to Service Provider a credit in the amount of [*] which may be applied toward invoices for Cisco Professional Services which are currently outstanding, but within the Net 30 window or which become outstanding during the period beginning from the Effective Date of this Amendment 4 through December 31, 2001; provided, however, that in the event Service Provider does not use such credit on or before December 31, 2001, such credit shall be forfeited.

        3.2. The parties agree that the letter dated December 22, 2000 from Mark Pfeiffer on behalf of Cisco shall be rendered null and void as of the Effective Date of this Amendment 4.

4. ALL OTHER TERMS AND CONDITIONS. All other terms and conditions of the Agreement, Amendment 1 and Amendment 3 shall remain unchanged and in full force and effect.

IN WITNESS THEREOF, the parties have caused this Amendment 4 to be duly executed. Each Party warrants and represents that its respective signatories whose signatures appear below have been and are on the date of signature duly authorized to execute this Amendment 4.

COGENT COMMUNICATIONS, INC.                 CISCO SYSTEMS, INC.
("Service Provider")                        ("Cisco")


CISCO CONFIDENTIAL                      2


[*] Indicates confidential treatment requested.


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
Signature  /s/ DAVE SCHAEFFER           Signature  /s/ DANA GIAMPETRONI

Name        Dave Schaeffer              Name        Dana Giampetroni

Title       CEO                         Title       Controller

Date                                    Date        11/16/01




CISCO CONFIDENTIAL                      3